                                                           Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                PERKINELMER, INC.
             (Exact Name of Registrant as Specified in Its Charter)


MASSACHUSETTS                                         04-2052042
(State or Other Jurisdiction of                       (I.R.S. Employer
Incorporation or Organization)                        Identification Number)

45 WILLIAM STREET,
WELLESLEY, MASSACHUSETTS                              02481
(Address of Principal Executive Offices)              (Zip Code)


                               2001 INCENTIVE PLAN
                            (Full Title of the Plan)

                               TERRANCE L. CARLSON
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                PERKINELMER, INC.
                                45 WILLIAM STREET
                               WELLESLEY, MA 02481
                    (Name and Address of Agent for Service)

                                 (781) 237-5100
         (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
                                              PROPOSED       PROPOSED
          TITLE OF                            MAXIMUM         MAXIMUM
         SECURITIES             AMOUNT       OFFERING        AGGREGATE        AMOUNT OF
           TO BE                TO BE         PRICE          OFFERING       REGISTRATION
         REGISTERED           REGISTERED     PER SHARE        PRICE             FEE
----------------------------------------------------------------------------------------

Common Stock, $1.00 par       4,400,000       $67.70(1)   $297,880,000(1)      $74,470
value (including preferred     shares
stock purchase rights
attached thereto)
----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 30, 2001 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

                            ------------------------

     PURSUANT TO RULE 429 OF THE RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH IS A PART OF THIS REGISTRATION STATEMENT MAY ALSO BE USED IN CONNECTION WITH THE ISSUANCE OF UP TO AN ADDITIONAL 3,391,499 SHARES WHICH HAVE BEEN REGISTERED PURSUANT TO REGISTRANT'S REGISTRATION STATEMENT NO. 333-81759 AND MAY BE ISSUED PURSUANT TO THE 2001 INCENTIVE PLAN.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Registrant's 2001 Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

     (1) the Registrant's Current Report on Form 8-K filed with the Commission on August 1, 2000;

     (2) the Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

     (3) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (2) above;

     (4) the description of the common stock of the Registrant, $1.00 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

     (5) the description of the preferred stock purchase rights of the Registrant, which is contained in the Registrant's Registration Statement on Form 8-A (File No. 1-05075) filed with the Commission on February 9, 1995, as amended by Amendment No. 1 to Form 8-A (File No. 1-05075) filed with the Commission on February 9, 1995, as this description may be further amended from time to time.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67, Chapter 156B of the General Laws of the Commonwealth of Massachusetts, as amended (the "Massachusetts Business Corporation Law"), and
Article V, Section 9 of the Registrant's Bylaws, to which reference is hereby made, contain provisions authorizing indemnification by the Registrant of directors, officers, employees or agents against certain liabilities and expenses, which they may incur as directors, officers, employees or agents of the Registrant or of certain other entities. Section 67, Chapter 156B of the Massachusetts Business Corporation Law provides that the indemnification of directors, officers, employees and agents of a corporation and persons who serve at the corporation's request as directors, officers, employees and other agents of another organization may be provided to whatever extent as shall be specified by (i) the articles of organization of the corporation or (ii) a bylaw adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Unless otherwise provided in the articles of organization or the bylaws, the indemnification of any persons described above who are not directors of the corporation may be provided by the corporation to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding prior to the final disposition of such action or proceeding, upon receipt of an undertaking by the indemnified person to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67, Chapter 156B of the Massachusetts Business Corporation Law. Any indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization. Indemnification may not be provided for any person with respect to any matter as to which that person shall have been adjudicated in any proceeding to not have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

     Section 65, Chapter 156B of the Massachusetts Business Corporation Law provides a limitation on the imposition of liability under other sections of the Massachusetts Business Corporation Law. Under this Section, a director, officer or incorporator of a corporation is to perform his duties in good faith and in a manner he reasonably believes to be in the best interests of the corporation and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Such director, officer or incorporator is entitled to rely on information, opinions, reports or records, including financial statements, books of accounts and other financial records, which are prepared by or presented by or under the supervision of (i) one or more officers or employees of the corporation whom the director, officer or incorporator reasonably believes to be reliable and competent in the matters presented, or
(ii) counsel, public accountants or other persons as to matters that the director, officer or incorporator reasonably believes to be within such a person's professional expert competence, or (iii) in the case of a director, a duly constituted committee of the Board of Directors upon which he does not serve, as to matters within its delegated authority, which committee the director reasonably believes to merit confidence. If a director, officer or incorporator performs his duties in the manner that is set forth above, that fact shall be an absolute defense to any claim asserted against him except as expressly provided by statute.

     Section 13, Chapter 156B of the Massachusetts Business Corporation Law provides that the articles of organization of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Sections 61 or 62, Chapter 156B of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article Six of the Restated Articles of Organization of the Registrant contains a provision consistent with Section 13, Chapter 156B of the Massachusetts Business Corporation Law and provides that to the fullest extent permitted by the Massachusetts Business Corporation Law, a director of the Registrant shall not be personally liable to the Registrant or its stockholder for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

     Section 9 of Article V of the Bylaws of the Registrant contains provisions relating to the indemnification of directors and officers of the Registrant, which are consistent with Section 67, Chapter 156B of the Massachusetts Business Corporation Law. This Section provides that no indemnification will be provided to any person who was or is a director or officer with respect to any matter as to which such person shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; nor shall indemnification be provided where the corporation is required or has undertaken to submit to a court the question of whether or not indemnification by it is against public policy and it has been finally determined that such indemnification is against public policy; provided, however, that, prior to such final adjudication, the corporation may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment, or both, appears, in the judgment of a majority of those members of the Board of Directors who are not directly involved in such matters, to be for the best interest of the corporation as evidenced by a resolution to that effect adopted after receipt by the corporation of a written opinion of counsel for the corporation that, based upon the facts available to such counsel such person has not acted in a manner that would prohibit indemnification.

     Section 67, Chapter 156B of the Massachusetts Business Corporation Law also contains provisions authorizing a corporation to obtain insurance on behalf of any director, officer, employee or agent of the corporation against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. The Registrant maintains directors' and officers' liability and company reimbursement liability insurance. Subject to certain deductibles, such insurance will pay up to $50,000,000 per year on claims or errors and omissions against the Registrant's directors and officers and will reimburse the Registrant for amounts paid to indemnify directors and officers against the costs of such claims pursuant to the Registrant's Bylaws.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8. EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. UNDERTAKINGS.

     1.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley, Massachusetts on May 17, 2001.


                                         PERKINELMER, INC.



                                         By: /s/ Gregory L. Summe
                                             ----------------------------------
                                             Gregory L. Summe
                                             President, Chief Executive Officer
                                             and Chairman of the Board


                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of PerkinElmer, Inc. hereby severally constitute and appoint Gregory L. Summe, Robert F. Friel and Terrance
L. Carlson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable PerkinElmer, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

     SIGNATURE                     TITLE                           DATE
     ---------                     -----                           ----

/s/ Gregory L. Summe        President, Chief Executive          May 17, 2001
------------------------    Officer, and Chairman of the
Gregory L. Summe            Board of Directors (Principal
                            Executive Officer)

/s/ Robert F. Friel         Senior Vice President and Chief     May 17, 2001
------------------------    Financial Officer (Principal
Robert F. Friel             Financial Officer and Principal
                            Accounting Officer)

/s/ Tamara J. Erickson      Director                            May 17, 2001
------------------------
Tamara J. Erickson

/s/ Kent F. Hansen          Director                            May 17, 2001
------------------------
Kent F. Hansen

/s/ John F. Keane           Director                            May 17, 2001
------------------------
John F. Keane

/s/ Nicholas A. Lopardo     Director                            May 17, 2001
------------------------
Nicholas A. Lopardo

/s/ Greta E. Marshall       Director                            May 17, 2001
------------------------
Greta E. Marshall

/s/ Michael C. Ruettgers    Director                            May 17, 2001
------------------------
Michael C. Ruettgers

/a/ Gabriel Schmergel       Director                            May 17, 2001
------------------------
Gabriel Schmergel

/s/ Kenton J. Sicchitano    Director                            May 17, 2001
------------------------
Kenton J. Sicchitano

/s/ G. Robert Tod           Director                            May 17, 2001
------------------------
G. Robert Tod

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

 4.1 Restated Articles of Organization of the Registrant filed with the Securities and Exchange Commission on March 30, 1999 as
               Exhibit 3.1 to the Registrant's Annual Report on Form 10-K and incorporated herein by reference.

 4.2 Articles of Amendment to the Company's Restated Articles of Organization were filed with the Securities and Exchange Commission on November 5, 1999 as Exhibit 3 to the Registrant's Current Report on Form 8-K and incorporated herein by reference.

 4.3 Articles of Amendment to the Company's Restated Articles of Organization were filed with the Securities and Exchange Commission on May 14, 2001 as Exhibit 3 to the Registrant's Current Report on Form 8-K and incorporated herein by reference.

 4.4 Amended and Restated By-laws of the Registrant filed with the Securities and Exchange Commission on March 28, 2000 as Exhibit
               3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 2000 and incorporated herein by reference.

 4.5 Amended and Restated Rights Agreement dated as of January 30, 2001 between the Registrant and Mellon Investor Services LLC, as Rights Agent, filed with the Securities and Exchange Commission on March 26, 2001 as Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and incorporated herein by reference.

 4.6 Specimen Certificate of Common Stock, $1.00 par value per share, of the Registrant filed with the Securities and Exchange Commission on November 5, 1999 as Exhibit 4 to the Registrant's Current Report on Form 8-K and incorporated herein by reference.

 5.1           Opinion of Hale and Dorr LLP.

23.1           Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2           Consent of Arthur Andersen LLP.

23.3           Consent of Ernst & Young LLP.

23.4           Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included in the signature page of this Registration Statement).

99.1 2001 Incentive Plan of the Registrant filed with the Securities and Exchange Commission on March 12, 2001 as Appendix B to the Registrant's Definitive Proxy Statement on Schedule 14A and incorporated herein by reference.